UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2013

1-12340

(Commission File Number)

GREEN MOUNTAIN COFFEE
ROASTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	03-0339228
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of registrant’s principal executive office)

(802) 244-5621

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders

On March 7, 2013, the Company held its Annual Meeting of Shareholders of the Company (the “Annual Meeting”).  As of the Record Date of January 11, 2013, there were 148,742,100 shares outstanding and entitled to notice of and to vote at the Annual Meeting.  The matters voted upon at the Annual Meeting and the results of the voting are set forth below.

Proposal I — Election of Directors

Shareholders approved the election of Barbara D. Carlini, Hinda Miller and Norman H. Wesley as Class II directors to serve a three-year term to expire at the Company’s Annual Meeting in 2016.

	For	Withheld	Broker non-votes

Barbara D. Carlini	113,717,284	2,749,935	19,609,718

Hinda Miller	100,150,194	16,317,025	19,609,718

Norman H. Wesley	116,031,952	435,267	19,609,718

Proposal II — Advisory Vote on Executive Compensation of Named Executive Officers

Shareholders approved, on an advisory basis, the Company’s compensation of the named executive officers, as disclosed in the Compensation Discussion and Analysis section of the Company’s definitive proxy statement dated January 22, 2013.

For	Against	Abstain	Broker non-votes

114,460,953	1,802,286	203,980	19,609,718

Proposal III — Ratification of Independent Registered Public Accountants for Fiscal Year 2013

At the Annual Meeting, shareholders ratified the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accountants for its 2013 fiscal year.

For	Against	Abstain

134,516,713	1,120,727	439,497

For more information about the foregoing proposals, see the Company’s definitive proxy statement dated January 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By:	/s/ Howard Malovany
Howard Malovany Chief Legal Officer, Corporate General Counsel and Secretary

Date: March 8, 2013